Exhibit 99.1

NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	COO and Head of Acquisitions	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376
ASHFORD HOSPITALITY TRUST ORIGINATES $3.0 MILLION
MEZZANINE LOAN ON DOUBLETREE ALBUQUERQUE
Transaction Highlights:
t $3.0 Million Mezzanine Loan Secured by Interests in Doubletree Albuquerque
t Investment in the Capital Structure is approximately 60% to 70% loan to value
t Loan Originations and Purchases Reach $135 Million
t Loan Bears Interest at LIBOR plus 1,115 Basis Points
DALLAS — (October 4, 2005) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced it has closed on a $3.0 million, three-year mezzanine loan on the Doubletree Albuquerque in Albuquerque, New Mexico.
The loan bears interest at a rate of LIBOR plus 1,115 basis points for a term of three years with a one-year extension option. The loan is interest only and locked from prepayment for the first 12 months. Financing on the Doubletree Albuquerque includes a first mortgage of $13.9 million by Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc., and the $3.0 million mezzanine loan originated by Ashford. Ashford will receive a 1% origination fee. Ashford’s investment in the capital structure is approximately 60% to 73% loan to value. The hotel was recently acquired by ABQ Hotel Ventures, LLC, an affiliate of American Property Management Company (APMC), which will also assume management of the property.
     The Doubletree Albuquerque opened in 1975 and has 295 rooms, 6,000 square feet of meeting space and one restaurant. Located in the heart of downtown, just 3.6 miles from the Albuquerque International Airport and two miles from the University of New Mexico, the hotel is close to major office and government buildings, in addition to attractions such as historic Old Town Albuquerque and Galleria shops. The Doubletree Albuquerque is also the only hotel connected to the 168,000-square-foot Albuquerque Convention Center via an underground concourse. APMC is expected to begin a $5.5 million renovation of the hotel to significantly upgrade hotel guestrooms and public areas.
Commenting on the announcement, Monty J. Bennett, President and CEO of Ashford Hospitality Trust, stated, “The Doubletree Albuquerque is a well-located, full-service hotel that has a significant opportunity to benefit from improved flow-through under new management and a renovation that should enhance both its cash flow and value. We are pleased to once again team with Merrill Lynch and American Property Management Company to help fund the purchase and renovation of this hotel.”
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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Originates $3.0 Million Mezzanine Loan on Doubletree Albuquerque

October 4, 2005
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Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the impact of the financing on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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